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                                                                    Exhibit 23.3


                     Consent of Workman, Nydegger & Seeley


     The undersigned hereby consents to the reference to the firm of Workman, Nydegger & Seeley under the caption "Experts" in the sixth amendment to Registration Statement on Form S-1 filed with the Securities and Exchange Commission by Iomed, Inc.



                                             WORKMAN, NYDEGGER & SEELEY